EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS




     We consent to the use in this Registration Statement on Form SB-2 of our report dated September 21, 2001 relating to the financial statements of Panther Telecommunications Corporation for the period of September 1, 2000 (inception) through May 31, 2001 and the reference to our firm under the caption "Experts" in this Registration Statement.



                                                /s/ Feldman Sherb & Co., P.C.
                                                    Feldman Sherb & Co., P.C.
                                                    Certified Public Accountants

New York, New York
October 9, 2001